Exhibit 10.7

Option No.:

NEXTCURE, INC.

2015 OMNIBUS INCENTIVE PLAN

[INCENTIVE][NONQUALIFIED] STOCK OPTION AGREEMENT

NextCure, Inc., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of its common stock, par value $0.001 (the “Stock”), to the individual named below as Grantee.  The terms and conditions of the Option are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2015 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Option:

Option Price per Share of Stock:  U.S. $     .    [NOTE:  To be at least 100% of Fair Market Value on Grant Date (Must be 110% of Fair Market Value for 10% stockholders)]

Vesting Start Date:

Vesting Schedule:  Your right to purchase shares of Stock under this Option vests as to one-fourth (1/4) of the total number of shares of Stock covered by this Option, on the one (1) year anniversary of the Vesting Start Date (“Anniversary Date”), provided you then continue in Service.  Thereafter, on each monthly anniversary of the Anniversary Date that you remain in Service, the number of shares of Stock as to which you acquire the right to purchase shall vest at the rate of one-thirty sixth (1/36) of the number of unvested shares covered by this Option remaining after the vesting on the Anniversary Date.

Expiration Date:  The tenth (10th) anniversary of the Grant Date, with such exceptions as set forth in this Agreement.(1)

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.  Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

(1)  Fifth (5th) anniversary of the Grant Date for Grantees who are Ten Percent Stockholders.

NEXTCURE, INC.

2015 OMNIBUS INCENTIVE PLAN

[INCENTIVE][NONQUALIFIED] STOCK OPTION AGREEMENT

[Incentive] [Nonqualified] Stock Option

This Option is [not] intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly. [If you cease to be an employee of the Company, its parent or a subsidiary (“Employee”) but continue to provide Service, this option will be deemed a Nonqualified Stock Option three (3) months after you cease to be an Employee. In addition, to the extent that all or part of this Option exceeds the one hundred thousand dollar ($100,000) rule of Section 422(d) of the Code, this Option or the lesser excess part will be deemed to be a Nonqualified Stock Option.]

Vesting

This Option is only exercisable before it expires and then only with respect to the vested portion of the Option. This Option shall vest in accordance with the vesting schedule set forth on the cover sheet of this agreement; provided, however, that for purposes of vesting, fractional numbers of shares of Stock shall be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this Option. Subject to the preceding sentence, you may exercise this Option, in whole or in part, to purchase a whole number of vested shares of not less than one hundred (100) shares, unless the number of shares purchased is the total number available for purchase under the Option, by following the procedures set forth in the Plan and below in this Agreement.

Except as otherwise provided in this Agreement, no additional shares of Stock will vest after your Service has terminated for any reason.

Term

Notwithstanding anything in this Agreement to the contrary, the Option shall expire and you shall immediately and automatically forfeit the Option to the Company in any event at the close of business at Company headquarters on the Expiration Date, as shown on the cover sheet. Your Option will expire earlier (but never later) if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason, other than death, Disability or Cause, then your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your Option (including to any vested shares of

Stock) and the Option shall immediately expire.

Termination due to Death or Disability	If your Service is terminated due to your death or Disability, then upon termination you will be automatically credited with an additional twelve (12) months Service for vesting purposes.

Death

If your Service terminates because of your death, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve (12) month period, your estate or heirs may exercise the vested portion of your Option.

In addition, if you die during the ninety (90) day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your Option has not yet been exercised, then your Option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your Option.

Disability

If your Service terminates because of your Disability, then your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise the vested portion of your Option.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, in all other cases, your Service will be treated as terminating ninety (90) days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in cash or check payable to the order of the Company.

Withholding Taxes

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the exercise of this Option, the sale of shares of Stock acquired under this Option, or as otherwise arising under this Option. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the exercise of this Option, the sale of shares of Stock acquired under this Option, or as otherwise arising under this Option, the Company or any Affiliate shall have the right to (i) require you to tender a cash payment, (ii) deduct from payments of any kind otherwise due to you, or (iii) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations.

The shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by applicable laws; provided, however, if the Company has adopted Accounting Standards Update 2016-09 (“AS 2016-09”) or AS 2016-09 or a similar rule is otherwise in effect, the Board has full discretion to choose, or to allow you to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in your relevant tax jurisdictions).

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative)

may exercise the Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Repurchase Option

Following termination of your Service for any reason, the Company shall have ninety (90) days from the date of termination to exercise an option to purchase all of those shares of Stock that you have acquired under this Agreement. If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one (1) year (or ninety (90) days to the extent required by applicable law) of your termination of Service. The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service.

Market Stand-off Agreement

In connection with any underwritten public offering by the Company of any class of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933 (“Securities Act”), including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be reasonably requested by the Company or the underwriters. You further agree to execute such agreements as may be reasonably requested by the Company or its underwriters that are consistent with the foregoing or that are necessary to give further effect thereto.

Investment Representation

If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

Retention Rights

Neither your Option nor this Agreement gives you the right to be retained or employed by the Company (or any of its Subsidiaries) in any capacity. The Company (and any Subsidiary) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made).

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right in its sole discretion (i) to cause a forfeiture of any of your outstanding options, and (ii) to repurchase any shares of Stock you have acquired under this Agreement at a repurchase price equal to the lesser of (i) the Fair Market Value of the Stock on the date of your exercise of the underlying option and (ii) the aggregate option price per share of Stock (as set forth on the cover sheet). Any such repurchase shall be consummated within one (1) year (or such lesser period of time as required by applicable law) of the Company’s notice that it intends to exercise its right of repurchase.

Unless otherwise specified in an employment or other agreement between the Company or any of its Subsidiaries and you, you take actions in competition with the Company or any of its Subsidiaries if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Subsidiaries is engaged during your employment or other relationship with the Company or its Subsidiaries or at the time of your termination of Service.

If it is ever determined by the Board of Directors that your actions have constituted wrongdoing that contributed to any material misstatement or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission, gross misconduct, breach of fiduciary duty to the Company, or fraud, then the Option shall be immediately forfeited; provided, however, that if the Option was exercised within two (2) years prior to the Board of Directors’ determination, you shall be required to pay to the Company an amount equal to the aggregate value of the shares acquired upon such exercise at the date of the Board of Directors determination.

Right of First Refusal on Transfers of Stock

In the event that you propose to sell, pledge or otherwise transfer (a “Transfer”) to a third party any Stock acquired upon the exercise of this Option, or any interest in such Stock, you must deliver written notice (the “Transfer Notice”) to the Company no later than forty-five (45) days prior to the consummation of such proposed Transfer. The Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed Transfer, the identity of the proposed transferee and the intended date of the proposed Transfer.

In connection with any proposed Transfer, you unconditionally and irrevocably grant to the Company the right, but not the obligation, to purchase some or all of the Stock subject to such proposed Transfer on the terms and conditions set forth in the Transfer Notice you provide to the Company. If the Company exercises its right to purchase the Stock, the Company will notify you (the “Company Notice”) of its intention to purchase such Stock within thirty (30) days of receipt of the Transfer Notice and will consummate the purchase within sixty (60) days of receipt of the Transfer Notice. If the consideration proposed to be paid for the Stock, as set forth in the Transfer Notice, is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company cannot for any reason pay for the Stock in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice.

Any proposed Transfer not made in compliance with the requirements of this section shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

The Company’s rights of first refusal pursuant to this section shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Adjustments

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, spin-off, or other similar change in capitalization or event, the number of shares covered by this Option and the option price per share shall be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Stock issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of options. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

By accepting the Option, you consent to receive documents related to the Option by electronic delivery (including e-mail or reference to a website or other URL) and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and your consent shall remain in effect throughout your term of Service and thereafter until you withdraw such consent in writing to the Company.

Other Agreements

You agree, as a condition of the grant of this Option, that in connection with the exercise of the Option, if and as requested by the Company, (i) you will execute and become a party to the Company’s Voting Agreement, dated as of December 29, 2015 as it may be amended from time to time, as a “Key Holder” thereunder, and to the Company’s Right of First Refusal and Co-Sale Agreement, dated as of December 29, 2015 as it may be amended from time to time, as a “Key Holder” thereunder, and (ii) you will execute such other document(s) as necessary to become a party to any stockholder agreements or voting trusts as the Company may require.

[Certain Dispositions

If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this Option following termination of the Company’s Right of First Refusal and sooner than the one (1) year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within thirty (30) days of such sale or disposition.]

Code Section 409A	It is intended that this award comply with Section 409A of the Code

(“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that the Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company.

Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.